Exhibit 99.1

                               AUTHORIZATION FORM
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

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[INDEPENDENT COMMUNITY                    To  participate  in  the   Independent
BANKSHARES, INC. LOGO]                    Community  Bankshares,  Inc.  Dividend
                                          Reinvestment  and Stock Purchase Plan,
                                          please  complete  and sign the reverse
                                          side of this  authorization  card, and
                                          return it in the envelope provided to:

                                              Registrar and Transfer Company
                                          Attn: Dividend Reinvestment Department
                                                    10 Commerce Drive
                                                    Cranford, NJ 07106

                                          This   will   authorize    Independent
                                          Community  Bankshares,  Inc. to pay to
                                          Registrar  and  Transfer  Company,  as
                                          your  agent,  all or a portion  of the
                                          regular   dividends   you  receive  on
                                          common shares of Independent Community
                                          Bankshares,  Inc., to be used together
                                          with any voluntary cash  contributions
                                          you may  make to  purchase  additional
                                          common shares of Independent Community
                                          Bankshares, Inc.


                                                  (Please see Reverse Side)

NOTE: This Is Not A Proxy

Completion and return of this Authorization Form authorizes your enrollment in the Independent Community Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan.

Do not return this form unless you wish to participate in the Plan.
 _
|_| Full Common Stock Dividend Reinvestment and Optional Cash Purchases - If you
    check this option, you authorize the purchase of additional shares of Common Stock with the cash dividends on all shares of Common Stock held by you, as well as on the shares of Common Stock credited to your Plan account. In addition, you authorize the purchase of additional shares of Common Stock with voluntary cash payments of not less than $100 per payment, up to a maximum of $5,000 per calendar quarter, made by you at any time.
 _
|_| Partial  Dividend  Reinvestment  and Optional Cash  Purchases - If you check this option, you authorize the purchase of additional shares of Common Stock with (i) the cash dividends on __________% of the shares (25%, 50%, 75%) of Common Stock held by you and (ii) the cash dividends on all of the shares of Common Stock credited to your Plan account. In addition, you authorize the purchase of additional shares of Common Stock with voluntary cash payments of not less than $100 per payment, up to a maximum of $5,000 per calendar quarter, made by you at any time.
 _
|_| Optional Cash Purchases - If you check this option, you authorize only the purchase of additional shares of Common Stock with voluntary cash payments of not less than $100 per payment, up to a maximum of $5,000 per calendar quarter, made by you at any time.

Note: Checks submitted for Optional Cash Purchases of stock must be received not less than 2 business days prior to the date that the purchases will be made. (See Prospectus for details)

I understand that the purchases will be made under the terms and conditions of the Dividend Reinvestment and Stock Purchase Plan as described in the Prospectus that accompanied this Authorization Form and that I may revoke this authorization at any time by notifying Registrar and Transfer Company, in writing, of my desire to terminate my participation.

Please return this Authorization Form in the envelope provided to: Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016

Sign here exactly as name(s) appear on stock certificate(s). If shares are held jointly, all holders must sign.


Shareholder X_________________Date_____ Shareholder X__________________Date_____